SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     FORM 8K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                October 24, 2003
                Date of Report (Date of earliest event reported)


                        First Chester County Corporation
             (Exact name of registrant as specified in its charter)



 Pennsylvania                 0-12870                           23-2288763
 -------------                -------                           ----------
(State or other             (Commission                      (I.R.S. Employer
 jurisdiction of             File Number)                    Identification No.)
 incorporation)


                9 North High Street, West Chester, Pennsylvania
                    (Address of principal executive offices)



                                 (484) 881-4000
              (Registrant's telephone number, including area code)



                         (Former name or former address,
                         if changed since last report.)

Item 9.    Regulation FD Disclosure.

The following information is intended to be included under "Item 12. Results of Operations and Financial Condition" and is included under this Item 9 in accordance with SEC Release No. 33-8216.

On October 24, 2003, First Chester County Corporation (the "Company") issued a press release regarding its financial results for the quarter ended September 30, 2003. The Company's press release is attached as Exhibit 99.1 to this Current Report on Form 8K and incorporated by reference herein.

The information in this Current Report on Form 8K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


October 24, 2003             FIRST CHESTER COUNTY CORPORATION

                             /s/ Charles E. Swope
                             --------------------------
                             Charles E. Swope
                             President and CEO

                                  EXHIBIT INDEX

-------------------- ----------------------------------------------------------
    Exhibit No.                   Description
-------------------- ----------------------------------------------------------
-------------------- ----------------------------------------------------------
       99.1          Press release, dated October 24, 2003.

-------------------- ----------------------------------------------------------

EXHIBIT 99.2



Press Release

October 24, 2003

Contact:

John C. Stoddart
Shareholder Relations Officer
484-881-4141
john.stoddart@fnbchestercounty.com


First Chester County Corporation Announces Third Quarter Results and a $10.0 Million Stock Repurchase

     First Chester County Corporation (OTC: FCEC), parent company of First National Bank of Chester County (the "Bank"), announced that net income for the three-months ended September 30, 2003 was $1.0 million, a decrease of 28.0% when compared to $1.4 million for the same period in 2002. Net income for the nine-months ended September 30, 2003 was $3.9 million, a decrease of 7.4% when compared to the nine-months ended September 30, 2002 net income of $4.2 million. Earnings per share were $0.22 and $0.32 for the three-months ended September 30, 2003 and 2002, respectively, and $0.88 and $0.96 for the nine-months ended September 30, 2003 and 2002, respectively.

Net income for the nine-months ended September 30, 2003 includes a non-recurring gain of $306 thousand from the sale of the $2.7 million credit card portfolio. For the period ended September 30, 2003, gains on the sale of residential mortgages increased $466 thousand to $935 thousand and gains on the sale of securities increased $268 thousand to $389 thousand, when compared to the same period last year. These gains were offset by net interest margin compression, the result of the current interest rate environment, increased operating expenses, and an increased provision to the allowance for loan and lease losses due in part to the recent flooding and hurricane related weather in Chester County.

For the nine-months ended September 30, 2003 total loans increased 12.2% or $54.7 million reflecting, in part, to the Bank's continued focus to attract quality loans. Total assets grew 7.5% or $47.9 million during the same period.

On October 16, 2003, the Board of Directors approved the repurchase of up to an aggregate amount of $10.0 million of the Corporation's outstanding common stock over the course of the next two years. Such purchases will be made through open market and private transactions.

On August 12, 2003, the Board of Directors of First Chester County Corporation declared a regular third quarter cash dividend of $0.135 per share. This dividend was paid October 1, 2003 to shareholders of record August 29, 2003. This payout represents a 3.8% increase when compared to the dividend declared during the same period last year. For the nine month period ended September 30, 2003, dividends declared were $0.405, representing an increase of $0.015 or 3.8% over the same period in 2002. Since the Bank was founded in 1863, it has paid dividends to its Shareholders.

On September 2, 2003, First National Bank of Chester County officially opened its 17th Branch Office at the Giunta's Supermarket in West Chester. This Branch is open seven days a week (9:00 a.m. to 7:00 p.m.), providing full-service banking and financial services. The opening of this Branch is part of the Bank's strategic plan and consistent with our commitment to reinvest in Chester County. During the nine-months ended September 30, 2003, First National Bank of Chester County also opened its 16th Branch Office located at 258 East Lincoln Highway in Coatesville.

The Corporation's vision is to be the preferred financial choice of individuals, businesses, local government, and organizations seeking solutions, delivery, trust and excellence. First National Bank of Chester County, subsidiary of the First Chester County Corporation, is, and intends to remain the largest Independent National Bank headquartered in Chester County.






This  release  may  contain  forward-looking  statements  within the  meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Corporation believes the assumptions underlying any such forward-looking statements are reasonable. However, because the assumptions are predictions of future events and circumstances, any of the assumptions could prove to be inaccurate. Therefore, there can be no assurance that the forward-looking statements contained in this release will prove to be accurate. Additional information that could cause actual results to vary materially from the results anticipated may be found in the Corporation's most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Furthermore, the Corporation disclaims any obligation or intent to update any such factors or forward-looking statements in light of future events and developments. First Chester County Corporation has 4,520,102 shares outstanding and is traded in the over-the-counter market under the symbol of "FCEC.". The attached financial highlights are an integral part of this press release. For more information, please contact the Bank's Shareholder Relations Department at 484-881-4141 or visit our interactive website at www.fnbchestercounty.com.

                    First Chester County Corporation
                    SELECTED FINANCIAL DATA (unaudited)

(Dollars in thousands, except per share data)


STATEMENT OF CONDITION                                  SEPTEMBER 30,            DECEMBER 31,
----------------------
                                                   2003              2002            2002
                                                   ----------------------       -------------
Total assets                                   $ 687,870        $ 608,668          $640,010
Gross loans and leases                           502,377          442,504           447,682
Allowance for loans & lease losses                 5,473            6,375             6,230
Total investment securities                      138,814          116,155           128,375
Deposits                                         574,175          532,571           558,738
Shareholders Equity                               51,263           47,477            48,612
Average assets                                   673,871          607,586           603,676
Average equity                                    50,377           47,266            46,537
Non-accrual loans                                  4,624            5,410             5,216

Financial Management Services
Assets under management & custody*               518,250          495,582           531,756

STATEMENT OF INCOME                           THREE MONTHS ENDED SEPTEMBER 30,    NINE MONTHS ENDED SEPTEMBER 30,
-------------------
                                                   2003              2002            2003                2002
                                              --------------------------------    ------------------------------
Interest Income                                $   8,379        $   9,273          $ 24,941          $  28,109
Interest Expense                                   1,721            2,634             5,480              8,346
                                                  ------           ------            ------             ------

   Net Interest Income                             6,658            6,639            19,461             19,763

Provision for loan losses                            860              875             1,627              1,655
                                                  ------           ------            ------             ------

   Net interest income after
    provision for loan losses                      5,798            5,764            17,834             18,108

Financial Management Services revenue                825              799             2,477              2,361
Service charges on deposit accounts                  495              489             1,540              1,358
Investment securities gains, net                     130                -               389                121
Operating lease rental income                        221              194               669                563
Gains and fees on the sale of residential mortgages  131              279               935                469
Gains on the sale of credit card portfolio             -                -               306                  -
Other                                                584              607             1,635              1,717
                                                  ------           ------            ------             ------

     Non-interest income                           2,386            2,368             7,951              6,589
                                                  ------           ------            ------             ------

Salaries and employee benefits                     3,660            3,398            11,161             10,273
Occupancy, equipment, and data processing          1,394            1,225             4,105              3,669
Depreciation expense on operating leases             172              176               511                494
FDIC deposit insurance                                23               22                66                 65
Bank shares tax                                      131              126               362                354
Professional services                                306              289               816                916
Other                                              1,058              925             3,175              2,983
                                                  ------           ------            ------             ------

     Non-interest expense                          6,744            6,161            20,196             18,754
                                                  ------           ------            ------             ------

   Income before taxes                             1,440            1,971             5,589              5,943
                                                  ------           ------            ------             ------

Income Taxes                                         431              569             1,677              1,719
                                                  ------           ------            ------             ------

   Net Income                                  $   1,009        $   1,402          $  3,912          $   4,224
                                               =========        =========          ========          =========


PER SHARE DATA

Net Income Per Share (Basic)                   $    0.22        $    0.32          $   0.88          $    0.96
Net Income Per Share (Diluted)                 $    0.22        $    0.32          $   0.86          $    0.95
Cash Divided Declared                          $   0.135        $   0.130          $  0.405          $   0.390
Book Value**                                   $   11.35        $   10.73          $  11.35          $   10.73
Average bid/ask**                              $   21.23        $   14.00          $  21.23          $   14.00
Actual shares outstanding **                   4,518,465        4,424,325         4,518,465          4,424,325
Basic weighted average shares outstanding      4,489,097        4,422,544         4,462,303          4,422,813

* These assets are managed by the Financial Management Services Division of the Bank and are not assets of the Bank or the Corporation.
**These calculations are as of period end date.